Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, SVP and CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	Fax:	(303) 290-8309
	E-mail	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners Reports Second Quarter 2007 Financial Results

Distributable Cash Flow Increases 19 Percent Compared to Prior Year Quarter

DENVER—August 8, 2007—MarkWest Energy Partners, L.P. (NYSE: MWE) today reported net income of $8.3 million for the three months ended June 30, 2007, compared to net income of $14.1 million for the three months ended June 30, 2006.  For the six months ended June 30, 2007, the Partnership reported net income of $13.0 million compared to $28.0 million for the six months ended June 30, 2006.

The financial results for the three months ended June 30, 2007 and June 30, 2006, include $12.4 million and $8.1 million, respectively, of non-cash costs associated with the mark-to-market of derivative instruments and non-cash compensation expense.  Excluding these non-cash items, net income for the three months ended June 30, 2007 and June 30, 2006, would have been $20.7 million and $22.2 million, respectively.

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (“DCF”). For the three months ended June 30, 2007, DCF was $35.4 million compared to $29.7 million for the three months ended June 30, 2006, an increase of 19 percent.  A reconciliation of DCF to net income, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

On July 19, 2007, the board of directors of the general partner of MarkWest Energy Partners, L.P. increased the Partnership’s quarterly cash distribution to $0.53 for the second quarter of 2007, an increase of $0.07 per unit, or 15 percent, over the split-adjusted distribution in the second quarter of 2006, and an increase of $0.02 per unit, or 4 percent, over the distribution in the first quarter of 2007.  The second quarter 2007 distribution is payable on August 14, 2007, to unitholders of record as of August 8, 2007.

“We are pleased with our continued strong growth of distributable cash flow and distributions,” said Frank Semple, President and Chief Executive Officer.  “Our total distribution coverage ratio for the second quarter of 2007 was 1.35, including the associated GP and IDR requirements.  Our financial results for the first half of 2007 are significantly ahead of where we expected to be at this point in the year, and we are very excited about our recently announced expansion projects in Oklahoma and anticipated growth opportunities in our core operating areas.”

SECOND QUARTER 2007 HIGHLIGHTS

The increase in DCF in the second quarter of 2007 compared to 2006 is attributable, in part, to receiving distributions from our investment in Starfish compared to funding Hurricane Rita repairs in 2006, as well as the effect of higher non-cash items, including the mark-to-market of our derivative instruments non-cash compensation expense.  In addition, the financial results for the second quarter of 2007 included:

•                        An unrealized loss of $8.4 million for the mark-to-market of our derivative instruments.  This is a non-cash item that does not affect DCF, and resulted in a net decrease to net income of $8.4 million for the period.  This compares to a net loss of $6.4 million in the second quarter of 2006, resulting in a year over year decrease to net income of $2.0 million.

•                        A $3.5 million increase in selling, general and administrative expenses during the second quarter of 2007 compared to the second quarter of 2006.  The increase is primarily attributable to $2.3 million in higher non-cash compensation expense resulting from the Partnership’s increased market value.  The balance of the increase is primarily due to increased professional fees and consulting services.

•                        A $1.8 million decline in the financial results from our investment in Starfish Pipeline Company compared to the prior year quarter.  Our share of equity income increased by $0.4 million to $1.6 million in the second quarter of 2007 compared to $1.2 million in the second quarter of 2006.  This was offset by a $2.2 million reduction in insurance recoveries, included in miscellaneous expense, related to Hurricane Rita repairs.  DCF from our investment in Starfish, including the effects of insurance-related items, improved $4.3 million in the second quarter of 2007 compared to the second quarter of 2006.

•                        A decrease of $2.1 million in interest expense, including amortization of deferred financing costs and net of interest income, to $9.2 million in the second quarter of 2007 from $11.3 million in the second quarter of 2006.  The majority of the decrease relates to interest expense associated with higher outstanding debt in the second quarter of 2006 following the acquisition of Javelina in late 2005.

The Partnership will host a conference call and webcast on Tuesday, August 14, 2007 at 4:00 p.m. ET to review its second quarter 2007 financial results.  Interested parties can participate in the call by dialing (888) 677-5720, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  A replay of the call will be available through Tuesday, August 21, 2007 by dialing (888) 568-0911, no passcode required.  To access the webcast, please visit the Investor Relations section of our website at www.markwest.com.

###

MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is one of the largest processors of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  These forward-looking statements, which in many instances can be identified by words like “may,” “will,” “should,” “expects,” “plans,” “believes” and other comparable words, involve risks and uncertainties that affect our operations, financial performance and other factors, as discussed in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, but are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and our Quarterly Reports on Form 10-Q, each as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners, L.P.

Financial Statistics

(Unaudited, in thousands, except per unit data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Statement of Operations Data
Revenue:
Segment revenue	$144,026	$142,041	$265,572	$298,783
Derivative loss	(7,363)	(6,901)	(14,292)	(6,661)
Total revenue	136,663	135,140	251,280	292,122

Operating expenses:
Purchased product costs	74,213	76,244	138,218	177,205
Facility expenses	20,303	15,160	33,259	29,229
Selling, general and administrative expenses	12,475	8,988	26,317	17,326
Depreciation	9,127	7,384	16,913	14,557
Amortization of intangible assets	4,168	4,027	8,336	8,043
Accretion of asset retirement obligations	28	26	55	51
Total operating expenses	120,314	111,829	223,098	246,411

Income from operations	16,349	23,311	28,182	45,711

Other income (expense):
Earnings from unconsolidated affiliates	1,656	1,228	3,423	2,173
Interest income	479	259	2,399	479
Interest expense	(8,991)	(10,714)	(18,346)	(21,690)
Amortization of deferred financing costs (a component of interest expense)	(661)	(826)	(1,322)	(1,634)
Miscellaneous (expense) income	(451)	1,515	(1,180)	3,607
Income before Texas margin tax	8,381	14,773	13,156	28,646
Provision for Texas margin tax	(106)	(679)	(125)	(679)
Net income	$8,275	$14,094	$13,031	$27,967

Interest in net income
General partner	$1,943	$818	$2,042	$1,646
Limited partners	$6,332	$13,276	$10,989	$26,321

Net income per limited partner unit:
Basic	$0.18	$0.52	$0.32	$1.02
Diluted	$0.17	$0.51	$0.32	$1.02

Weighted average units outstanding (1):
Basic	36,095	25,758	34,254	25,752
Diluted	36,216	25,876	34,412	25,860

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$20,211	$37,845	$43,560	$78,880
Investing activities	$(84,827)	$(31,349)	$(138,942)	$(46,859)
Financing activities	$64,841	$(12,226)	$93,386	$(31,033)

Other Financial Data
Distributable cash flow	$35,427	$29,685	$67,980	$53,323

Balance Sheet Data	June 30, 2007	December 31, 2006
Working capital	$(8,869)	$4,258
Total assets	$1,278,443	$1,114,780
Total debt	$529,030	$526,865
Partners' capital	$566,818	$452,649
Total debt to book capitalization	48%	54%

(1) Three and six months ended June 30, 2006, have been adjusted for the 2-for-1 stock split effective on February 28, 2007.

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Southwest:
East Texas:
Gathering systems throughput (Mcf/d)	407,000	375,000	404,000	360,000
NGL product sales (gallons)	44,486,000	40,461,000	86,274,000	75,897,000

Oklahoma:
Foss Lake gathering systems throughput (Mcf/d)	103,700	84,500	99,400	86,100
Woodford gathering system throughput (Mcf/d) (1)	102,800	N/A	76,900	N/A
Grimes gathering system throughput (Mcf/d) (2)	11,200	N/A	11,900	N/A
Arapaho NGL product sales (gallons)	22,233,000	19,615,000	42,758,000	38,032,000

Other Southwest:
Appleby gathering system throughput (Mcf/d)	58,000	33,600	53,400	33,600
Other gathering systems throughput (Mcf/d)	9,600	21,900	13,000	20,500
Lateral throughput volumes (Mcf/d)	68,100	93,600	59,200	71,500

Northeast:
Appalachia:
Natural gas processed (Mcf/d)	196,000	197,000	199,000	201,000
NGLs fractionated (Gal/d)	442,000	450,000	455,000	450,000
NGL product sales (gallons)	10,639,000	10,468,000	22,047,000	20,951,000

Michigan:
Natural gas throughput (Mcf/d)	6,100	5,800	6,100	5,200
NGL product sales (gallons)	1,065,000	1,394,000	2,190,000	2,843,000
Crude oil transported (Bbl/d)	14,200	14,900	14,200	14,600

Gulf Coast:
Refinery off-gas processed (Mcf/d)	102,000	130,000	115,000	125,000
Liquids fractionated (Bbl/d)	24,100	26,900	24,500	25,900

(1)  The Partnership began construction and operation of the Woodford gathering system in late 2006.

(2)  The Partnership acquired the Grimes gathering system in December 2006.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(Unaudited, in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended June 30, 2007:
Revenue	$25,085	$61,107	$17,665	$19,721	$2,960	$17,488	$144,026

Segment operating expenses:
Purchased product costs	4,706	44,727	11,803	12,491	486	—	74,213
Facility expenses	4,446	4,975	1,706	3,675	1,488	2,984	19,274
Depreciation, amortization and accretion	4,250	2,316	1,091	884	1,169	3,599	13,309
Total segment operating expenses	13,402	52,018	14,600	17,050	3,143	6,583	106,796

Segment operating income (loss)	$11,683	$9,089	$3,065	$2,671	$(183)	$10,905	$37,230

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended June 30, 2006:
Revenue	$31,591	$47,926	$22,270	$18,309	$3,288	$18,657	$142,041

Segment operating expenses:
Purchased product costs	10,156	37,022	17,815	10,347	904	—	76,244
Facility expenses	4,278	1,466	1,601	3,474	1,414	2,927	15,160
Depreciation, amortization and accretion	3,992	746	1,045	901	1,180	3,573	11,437
Total segment operating expenses	18,426	39,234	20,461	14,722	3,498	6,500	102,841

Segment operating income (loss)	$13,165	$8,692	$1,809	$3,587	$(210)	$12,157	$39,200

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Six months ended June 30, 2007:
Revenue	$47,188	$108,029	$33,022	$39,282	$5,704	$32,347	$265,572

Segment operating expenses:
Purchased product costs	8,349	81,780	22,215	24,704	1,170	—	138,218
Facility expenses	8,713	8,572	3,205	7,044	3,047	2,082	32,663
Depreciation, amortization and accretion	8,415	3,446	2,102	1,792	2,333	7,190	25,278
Total segment operating expenses	25,477	93,798	27,522	33,540	6,550	9,272	196,159

Segment operating income (loss)	$21,711	$14,231	$5,500	$5,742	$(846)	$23,075	$69,413

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Six months ended June 30, 2006:
Revenue	$64,079	$110,194	$47,730	$36,443	$6,485	$33,852	$298,783

Segment operating expenses:
Purchased product costs	23,324	92,347	39,238	20,457	1,839	—	177,205
Facility expenses	7,952	3,545	2,952	6,815	2,853	5,112	29,229
Depreciation, amortization and accretion	7,887	1,464	2,069	1,744	2,354	7,133	22,651
Total segment operating expenses	39,163	97,356	44,259	29,016	7,046	12,245	229,085

Segment operating income (loss)	$24,916	$12,838	$3,471	$7,427	$(561)	$21,607	$69,698

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Operating income before items not allocated to
segments	$37,230	$39,200	$69,413	$69,698
Derivative loss not allocated to segments	(8,392)	(6,901)	(14,888)	(6,661)

Depreciation expense not allocated to segments	(14)	—	(26)	—
Selling, general and administrative expenses not allocated to segments	(12,475)	(8,988)	(26,317)	(17,326)
Income from operations	16,349	23,311	28,182	45,711

Earnings from unconsolidated affiliates	1,656	1,228	3,423	2,173
Interest income	479	259	2,399	479
Interest expense	(8,991)	(10,714)	(18,346)	(21,690)
Amortization of deferred financing costs	(661)	(826)	(1,322)	(1,634)
Miscellaneous (expense) income	(451)	1,515	(1,180)	3,607
Income before Texas margin tax	8,381	14,773	13,156	28,646

Texas margin tax	(106)	(679)	(125)	(679)
Net income	$8,275	$14,094	$13,031	$27,967

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Income before Texas margin tax	$8,381	$14,773	$13,156	$28,646
Depreciation, amortization and accretion	13,323	11,437	25,304	22,651
Amortization of deferred financing costs	661	826	1,322	1,634
Non-cash earnings from unconsolidated affiliates	(1,656)	(1,228)	(3,423)	(2,173)
Distributions from (contributions to) unconsolidated
affiliates, net of expansion capital	3,501	(2,961)	6,189	(5,338)
Non-cash compensation expense	4,020	1,717	9,644	3,146
Non-cash derivative activity	8,399	6,424	17,722	6,723
Texas margin tax	(106)	(679)	(125)	(679)
Other	38	—	43	—
Loss (gain) on sale of property, plant and equipment	9	(10)	10	(296)
Maintenance capital expenditures	(1,143)	(614)	(1,862)	(991)
Distributable cash flow	$35,427	$29,685	$67,980	$53,323

Maintenance capital expenditures	$1,143	$614	$1,862	$991
Expansion capital expenditures	83,698	11,006	137,060	23,789
Total capital expenditures	$84,841	$11,620	$138,922	$24,780

Distributable cash flow	$35,427	$29,685	$67,980	$53,323
Contributions to unconsolidated affiliates	—	2,961	—	5,338
Maintenance capital expenditures	1,143	614	1,862	991
(Increase) decrease in receivables	(17,335)	3,154	(28,413)	33,559
(Increase) decrease in receivables from affiliates	(190)	(92)	673	3,866
(Increase) decrease in inventories	(169)	(6,570)	258	(8,533)
Increase in other current assets	(2,594)	(3,044)	(3,527)	(3,239)
Increase (decrease) in accounts payable, accrued
liabilities and other liabilities	4,412	7,083	4,023	(9,783)
(Decrease) increase in payables to affiliates	(243)	3,375	949	2,679
Other	(240)	679	(245)	679
Net cash provided by operating activities	$20,211	$37,845	$43,560	$78,880